Exhibit 10.49

1ST AMENDMENT TO AMENDED AND RESTATED DISTRIBUTION AGREEMENT

(Remodulin®)

THIS 1ST AMENDMENT TO AMENDED AND RESTATED DISTRIBUTION AGREEMENT (this “First Amendment”) is made and effective this 18th Day of December, 2013 (the “First Amendment Effective Date”), by and among Accredo Health Group, Inc., a Delaware corporation having offices at 6272 Lee Vista Boulevard, Orlando FL, 32822, (“Accredo”), United Therapeutics Corporation, a Delaware corporation, having offices at 1040 Spring Street, Silver Spring, Maryland (“UT”), CuraScript, Inc., a Delaware corporation having offices at 6272 Lee Vista Boulevard, Orlando FL, 32822(“SP”) and Priority Healthcare Distribution, Inc., doing business as CuraScript SD Specialty Distribution, a Florida corporation with offices at 255 Technology Park, Lake Mary, Florida, 32746 (“SD”). SP, SD and Accredo are collectively referred to herein as the “Distributor”.

WHEREAS, UT and Accredo are parties to that certain Amended and Restated Distribution Agreement dated February 21, 2011 (the “Accredo Agreement”), which relates to the distribution of Remodulin® (treprostinil) Injection (“UT Product”);

WHEREAS, UT, SP and SD are parties to that certain Amended and Restated Distribution Agreement dated as of December 1, 2011 (the “CuraScript Agreement”), which also related to the distribution of UT Product;

WHEREAS, SP, SD, and Accredo are now affiliates of one another, as both are wholly-owned subsidiaries (directly or indirectly) of Express Scripts Holding Company;

WHEREAS, the Parties wish to amend the Accredo Agreement to add SP and SD as parties, and terminate the CuraScript Agreement, in order to provide for one Distribution Agreement among the parties relating to UT Product, and to otherwise amend the Accredo Agreement as provided herein;

WHEREAS, pursuant to Section 18.4 of the Accredo Agreement, the Accredo Agreement may be amended by the parties by a written instrument signed by a duly authorized representative of each of the Parties; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Accredo Agreement.

NOW THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.              Joinder.  SP and SD each hereby agrees that, from and after the Amendment Effective Date, it shall be a party to the Accredo Agreement (as amended hereby), and shall be deemed, jointly with Accredo, to be the “DISTRIBUTOR” as defined under the Accredo Agreement, subject, jointly and severally with Accredo, to all of the covenants, terms and conditions of the Accredo Agreement as though an original party thereto.

2.              Termination of CuraScript Agreement.  SP, SD, Accredo and UT hereby agree that, effective as of the Amendment Effective Date, the CuraScript Agreement is terminated in its entirety, provided that any liability, obligation or provision which survives termination pursuant to Section 15.4 of the CuraScript Agreement shall survive as an obligation of SP, SD and Accredo as “DISTRIBUTOR” under the Accredo Agreement, as amended hereby.

3.              Amendments to Accredo Agreement.  The Parties agree that the Accredo Agreement is hereby amended with effect from the Amendment Effective Date as follows:

a.                                      Section 9.3 is hereby deleted in its entirety and replaced with the following:

9.3          Safety Reporting General Provisions:

(a)               Definitions.  As used in this Section 9.3, the following terms shall have the following meanings:

(i.)               “Adverse Drug Reaction” or “ADR” shall mean any adverse experience in response to a medicinal product which is noxious and unintended, including without limitation an ADR occurring in the course of the use of a drug product in professional practice; drug overdose whether accidental or intentional; drug abuse; drug withdrawal; occupational exposure and any failure of expected pharmacological action. Pregnancy is not considered ADR, for the purpose of this Agreement; UT requires to collect Pregnancy where the embryo or fetus may have been exposed to medicinal products (either through maternal exposure or transmission of a medicinal product via semen following paternal exposure).

(ii.)           “Day 0 (Zero)”. The date on which DISTRIBUTOR or any of its representatives (including Affiliates and contracted Sub-Distributors) is made aware of information containing the minimum reporting criteria (medicinal product, reporter, event/reaction, patient), irrespective of whether the information is received during a weekend or public holiday.

(iii.)       “Product Complaint” or “PC” shall mean any written, electronic, or oral communication that alleges deficiencies of the identity, quality, durability, reliability, safety, effectiveness, or performance of UT Product.

(iv.) Additional terms used but not defined in this Section 9.3 and Attachment G shall have the meanings as described to them in the Code of Federal Regulations, Section 314.80, Postmarketing reporting of adverse drug experiences.

(b)               UT has responsibility for all post-market pharmacovigilance and safety regulatory reporting for UT Product in the Territory, including all reporting obligations to the applicable regulatory authorities, and shall comply with all Applicable Laws in carrying out those activities.

(c)                DISTRIBUTOR agrees to have and maintain suitable pharmacovigilance policies, procedures, systems, and resources (including staff training on the definitions and timelines provided in Attachment G) to ensure compliance with all Applicable Law in the Territory, including maintaining adequate written procedures to address the receipt, evaluation, and reporting of Postmarketing Adverse Drug Experience (PADE) activities that are being performed under this Agreement.

(d)          DISTRIBUTOR shall identify and notify UT of any potential ADR and/or PC in accordance with Attachment G.  Either Party may update its contact information for purposes of Attachment G from time to time by providing written notice to the other Party.

b.                                      Section 9.5 is hereby deleted in its entirety and replaced with the following:

9.5                               Visits by Parties.  DISTRIBUTOR shall permit UT to visit its place of business and inspect its facilities, systems, records, inventories and other relevant materials and records relating solely to its performance under this Agreement, at DISTRIBUTOR’s expense. Such inspections may be made no more than once each calendar year, at reasonable times during normal business hours and on not less than upon thirty (30) business days’ notice, accompanied by a detailed scope.  UT shall have the right to conduct additional “for cause” audits as needed to address specific quality problems and/or if issues arise that need inspection to ensure DISTRIBUTOR’s compliance with and ability to comply with the terms of this Agreement. “For cause” audits may be performed with less than thirty (30) days’ notice, but with as much notice is as reasonably practicable taking into account the level of urgency associated with a “for cause” audit.  If a designated agent of UT conducts the audit, the designated agent shall enter into a confidentiality agreement with Accredo. Audits during the months of December and January are limited to regulatory needs.

UT may choose to share a confidential audit report summarizing all audit observations with DISTRIBUTOR.  DISTRIBUTOR will issue responses to all observations in writing to UT’s Quality Assurance unit within 30 calendar days of receipt.

UT will evaluate the acceptability of the audit observation responses (as acceptable, incomplete response, inadequate response and/or other).  Both parties shall bring to resolution any audit response deemed unacceptable by UT. DISTRIBUTOR will incorporate in its commitment tracking system any corrective actions and related timelines committed to by DISTRIBUTOR.

c.                                       Attachment G to this Amendment is hereby added to the Agreement as Attachment G.

d.                                      Section 12.1 is hereby deleted in its entirety and replaced with the following:

12.1 Insurance Requirements.

(a)                                 Distributor Insurance.  DISTRIBUTOR shall maintain in effect during the term of this Agreement a comprehensive general liability policy (which may be in the form of primary or excess coverage) in an amount not less than Two Million Dollars ($2,000,000) per occurrence and Three Million Dollars ($3,000,000) in the aggregate. DISTRIBUTOR shall provide thirty (30) days’ written notice to UT in the event of any modifications, cancellations or terminations thereof. If such policies are written on a claims made policy form, DISTRIBUTOR shall maintain coverage for claims arising out of this agreement for a period of at least Five (5) years following termination of this agreement or any renewal thereof or any renewal thereof.  DISTRIBUTOR agrees to provide UT with a certificate of insurance evidencing compliance with this section within ten (10) days of execution of this Agreement and prior to the policy’s renewal date each year thereafter.

(b)                                 UT Insurance. UT shall maintain in effect during the term of this Agreement a comprehensive general liability policy (which may be in the form of primary or excess coverage) in an amount not less than Two Million Dollars ($2,000,000) per occurrence and Three Million Dollars ($3,000,000) in the aggregate and a product liability policy (which may be in the form of primary or excess coverage) in an amount not less than Ten Million Dollars ($10,000,000) per occurrence and in the aggregate.  These policies shall provide for thirty (30) days’ written notice to UT in the event of any modifications, cancellations or terminations thereof.  If such policies are written on a claims made policy form, UT shall maintain coverage for claims arising out of this agreement for a period of at least Five (5) years following termination of this agreement or any renewal thereof. DISTRIBUTOR agrees to provide UT with a certificate of insurance evidencing compliance with this section within ten (10) days of execution of this Agreement and prior to the policy’s renewal date each year thereafter.

e.                                       Section 18.6 is hereby deleted in its entirety and replaced with the following:

18.6 Notices; Language.  Except as may be otherwise provided in this Agreement, any notice, demand or request given, made or required to be made shall be in writing and shall be effective, unless otherwise provided herein, either (a) when delivered in person to the other Party, or (b) on the same business day that it is transmitted by facsimile to the facsimile number (s) set forth below, with electronic confirmation of receipt, if transmitted prior to 5:00 p.m. Eastern time on such business day, or on the first business day following such transmission if transmitted after 5:00 p.m. Eastern Time or if transmitted on a day other than a business day; provided a hard copy is deposited within one (1) day after such transmissions in the U.S. mail, postage prepaid, and addressed as set forth below for notices by U.S. mail; or (c) on the third business day following its deposit in the U.S. mail, postage and addressed as follows:

If to UT:	United Therapeutics Corporation
1040 Spring Street
Silver Spring, Maryland 20910
Attention: Chief Financial Officer
Telefax: 301-608-9291

With a copy to:
United Therapeutics Corporation
1735 Connecticut Ave. NW
Washington, DC 20009
Attention: General Counsel
Telefax: 202-483-4005

If to DISTRIBUTOR:	Express Scripts, Inc.
c/o Accredo Health Group
One Express Way
St. Louis, MO 63121
Attention: Legal Department

With a copy to:
Accredo Health Group, Inc.
6272 Lee Vista Boulevard
Orlando, FL 32822
Attention: Specialty Contract Management

Priority Healthcare Distribution, Inc.
255 Technology Park
Lake Mary, FL 32746
Attention: General Manager

f.                                        Attachment E, Designated Shipment Locations and Designated Storage Locations, is hereby deleted in its entirety and replaced with the revised Attachment E, Designated Shipment Locations and Designated Storage Locations, attached hereto.

g.                                      Attachment C,  United Therapeutics/ Patient Assistance Program Guidelines, is hereby amended to add the following sentence at the end:

“United Therapeutics agrees to reimburse DISTRIBUTOR at its reasonable, actual cost for ancillary supplies utilized in supplying Product to PAP Patients, including but not limited to Alchohol Prep pads, Flolan Diluent, Minimed shower pack, Opsite IV prep, Soft-Set Sub Cut Admin Set and Tape.”

4.              Except as specifically set forth herein, all other provisions of the Accredo Agreement shall continue unchanged.

(SIGNATURE PAGE TO FOLLOW)

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the First Amendment Effective Date set forth above by their duly authorized representatives.

ACCREDO HEALTH GROUP, INC.		UNITED THERAPEUTICS CORPORATION

By:	/s/ Bill Martin	By:	/s/ Jay A. Watson

Name:	Bill Martin	Name:	Jay A. Watson, Pharm.D

Title:	VP	Title:	EVP Strategic Operations & Logistics

Date:	12/18/13	Date:	07/Jan/2014

CURASCRIPT, INC.

By:	/s/ Bill Martin

Name:	Bill Martin

Title:	VP

Date:	12/18/13

PRIORITY HEALTHCARE DISTRIBUTION, INC.

By:	/s/ Gayle Johnston

Name:	Gayle Johnston

Title:	President

Date:	12/18/13

ATTACHMENT E

DESIGNATED SHIPMENT LOCATIONS AND DESIGNATED STORAGE LOCATIONS

Name/Address/Phone/Fax	Name/Address/Phone/Fax	Name/Address/Phone/Fax

Accredo Health Group, Inc. 2100 Riverchase Center, Suite 405 Hoover, AL 35244 205-987-0778 800-442-7202 205-987-0332 (Fax) DEA BA9439490	Accredo Health Group, Inc. 10400 North 25th Avenue, Suite 120 Phoenix, AZ 85021 602-944-1199 800-232-1199 602-944-1787 (Fax) DEA BA 9437042	Accredo Health Group, Inc. 1831 Commerce Street, Suite 104 Corona, CA 92880 951-737-2355 800-622-1820 951-737-2553 (Fax) DEABA9751050

Accredo Health Group, Inc. 361 Iverness Drive South, Suite F Englewood, CO 80112 303-799-6550 800-488-0290 303-799-6551 (Fax) DEA BA9492555	Accredo Health Group, Inc. 5249 N.W. 33rd Avenue, Bldg. 6 Ft. Lauderdale, FL 33309-6301 954-777-1685 800-955-5909 954-730-0129 (Fax) DEA BA9495905	Accredo Health Group, Inc. 5300 Oakbrook Parkway, Suite 320 Norcross, GA 30093 770-935-2510 800-310-7995 800-554-5545 (Fax) DEA BA9579890

Accredo Health Group, Inc. 2415 Heinz Road Iowa City, IA 52240-2661 319-354-7844 800-288-3752 319-354-6808 (Fax) DEA BA9481817	Accredo Health Group, Inc. 650 West Grand Avenue, Suite 102 Elmhurst, IL 60126 630-249-7390 800-753-5554 630-279-8464 (Fax) DEA BA9411214	Accredo Health Group, Inc. 11411 Strang Line Rd, Suite A Lenexa, KS 66215 913-451-2919 800-662-2922 913-451-2939 (Fax)

BioPartners in Care, Inc. 11411 Strang Line Rd, Suite A Lenexa, KS 66215 913-451-2919 800-662-2922 913-451-2939 (Fax) DEA BB9471549	Accredo Health Group, Inc. 520 Elmwood Park Blvd. Suite 145 Jefferson, LA 70123-6827 504-731-6113 800-250-5278 504-731-6112 (Fax) DEA BA9735599	Accredo Health Group, Inc. 261 Cedar Hill Street, Bldg. C Marlboro, MA 01752 508-460-9813 800-343-9813 508-460-0072 (Fax) DEA BA9612208

Accredo Health Group, Inc. 39625 Lewis Drive, Suite 800 Novi, MI 48377 248-489-0300 800-688-2024 248-489-1126 (Fax) DEA BA9444477	Accredo Health Group, Inc. 2915 Waters Road, Suite 109 Eagan, MN 55121-1562 651-681-0885 800-955-3121 651-681—0977 (Fax) DEA BA9562679	Accredo Health Group, Inc. 749 Goddard Avenue Chesterfield, MO 63005 636-530-1514 800-285-7384 636-530-1508 (Fax) DEA BA9432612

Accredo Health Group, Inc. 422 E. Gallimore Dairy Rd Suite A Greensboro, NC 27409 336-393-0555 800-866-0566 866-832-3709 (Fax) DEA BA9513905	Accredo Health Group, Inc. 11329 — P Street, Suite 118 & 119 Omaha, NE 68137 402-597-2330 800-569-5451 402-597-2333 (Fax) DEA BA9481502	Accredo Health Group, Inc. 45 Route, 46 East, Suite 609 Pine Brook, NJ 07058 973-276-0794 800-549-2654 973-276-0998 (Fax) DEA BA9943829

Accredo Health Group, Inc. 505 East Capovilla, Suite 103 Las Vegas, NV 89119 702-895-8990 800-234-7044 702-895-8992 (Fax) DEA BA9455254	AHG of New York, Inc. 500 Executive Blvd. Elmsford, NY 10523-1109 914-592-0333 800-680-6843 914-592-5859 (Fax) DEA BP9431747	Accredo Health Group, Inc. 4901 West Reno Rd, Ste 950 Oklahoma City, OK 73127 405-942-3961 800-999-9376 405-949-2689 (Fax) DEA BA9439882

Accredo Health Group, Inc. 3000 Ericsson Drive, Ste 100 Warrendale, PA 15086 -7502 724-772-6000 888-200-2811 724-742-2450 (Fax) DEA BA9505554	Accredo Health Group, Inc. 1620 Century Center Parkway, Ste 109 Memphis, TN 38134 901-385-3600 800-235-8498 901-385-3780 (Fax) DEA BA9451167	Accredo Health Group, Inc. (wholesale facility) 1680 Century Center Parkway, Ste 8 Memphis, TN 38134 901-385-3600 800-235-8498 866-628-8942 (Fax) DEA RA0401416

Accredo Health Group, Inc. 201 Great Circle Road Nashville, TN 37228 615-352-2500 800-800-6606 615-850-5100 (Fax) DEA BA9451193	Accredo Health Group, Inc. 9307 Kirby Drive Houston, TX 77054 713-791-1552 800-878-7690 713-791-9411 (Fax) DEA BA9419525	Accredo Health Group, Inc. 4343 West Royal Lane, Suite 124 Irving, TX 75063 972-929-6800 800-878-1254 866-435-8451 (Fax) DEA BA9584699

Accredo Health Group, Inc. 3488 South Main Street Salt Lake City, UT 84115 801-832-0222 800-729-5984 801-832-0333 (Fax) DEA BA9434022	Accredo Health Group, Inc. 22623 68th Avenue South South Kent, WA 98032 253-872-2121 800-647-2448 253-872-5663 (Fax) DEA BA9444554

CuraScript, Inc. dba CuraScript SP Specialty Pharmacy 2 Boulden Circle, Suite 1 New Castle, DE 19720 866.844.2469 866.844.6629 (fax) DEA FC0195695

Accredo Health Group, Inc 6272 Lee Vista Blvd, Suite 100 Orlando, FL 32822 888.773.7376 888.773.7386 (Fax) FEIN 11-3358535 NCPDP 1085667 NPI 1043309735	Accredo Health Group, Inc 2 Boulden Circle, Suite 1 New Castle, DE 19720 866.844.2469 866.844.6629 (fax) DEA TBD	Accredo Health Group, Inc 2825 W. Perimeter Road, Suite 116 Indianapolis, IN 46241 800.807.6419 800.824.2642 FEIN 11-3358535 NCPDP 1531706 NPI 1639375066

Lynnfield Drug, Inc. dba Hemophilia of the Sunshine State 4035 Tampa Road, #6500 Oldmar, FL 34677 800.684.2966 813.855.6972 (Fax) DEA BL7787279	Lynnfield Compounding Center, Inc. dba Freedom FP Fertility Pharmacy 12 Kent Way, Suite 120-E Byfield, MA 01922 800.660.4283 888.660.4283 (Fax) DEA BL9566754	Lynnfield Drug, Inc. dba Freedom Fertility Pharmacy 12 Ken Way, Suite 120-F Byfield, MA 01922 800.660.4283 888.660.4283 (Fax) DEA BL9566742

Attachment G

1.              Timelines for delivery of reports from DISTRIBUTOR to UT (Post Marketing)

Type of Report	Timeline from DISTRIBUTOR to UT Following Day 0*	Format	Means of Delivery**
ADR/PC	As soon as possible but no later than 3 days	Source Data in English — MedWatch or CIOMS I form	Secure E-Mail, FAX as set forth in Exhibit A

* After DISTRIBUTOR acknowledgement of delays in ADR/PC reporting, DISTRIBUTOR will notify UT within 1 business day..

2.              Contact information for the parties to this Agreement

United Therapeutics Corporation	DISTRIBUTOR

Pharmacovigilance Contact

Adrian Johnson RN, BSN

Vendor Operations Lead

United Therapeutics

55 TW Alexander Drive

RTP, NC 27709

P: 919-425-5867 |

agjohnson@unither.com

Maria Litzinger

Director, Pharmacovigilance Operations

United Therapeutics

55 TW Alexander Drive

RTP, NC 27709

Office: 919-425-5596

MLitzinger@unither.com

Pharmacovigilance Contact or designee

Scott Ziesmer

Account Manager

6272 Lee Vista Blvd

Orlando, FL 32822

Telephone: (407) 816-9864

E-mail: SZiesmer@express-scripts.com

and

Amy Watts

Director Account Management

One Express Way

St. Louis, MO 63121

Telephone: (843) 460-2473

E-mail: AGWatts@express-scripts.com

Safety and General Correspondence DrugSafety@unither.com	Safety and General Correspondence Scott Ziesmer Account Manager Telephone: (407) 816-9864 E-mail: SZiesmer@express-scripts.com

Product Complaint Correspondence DrugSafety@unither.com	Product Complaint Correspondence Scott Ziesmer Account Manager Telephone: (407) 816-9864 E-mail: SZiesmer@express-scripts.com

3.              Reference:

•                  Food and Drug Administration - Code of Federal Regulations, TITLE 21 CHAPTER I - SUBCHAPTER D -PART 314 -Subpart B Sec. 314.80 Postmarketing reporting of adverse drug experiences